UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
October 15, 2025
Date of Report (Date of earliest event reported)

lululemon athletica inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (604) 732-6124

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.005 per share	LULU	Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On October 15, 2025, lululemon athletica inc. (“lululemon”) entered into the Second Amended and Restated Credit Agreement, as described below under Item 2.03, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.
On October 15, 2025, lululemon entered into the Second Amended and Restated Credit Agreement (the “Credit Agreement”), by and among lululemon and certain of its subsidiaries as co-borrowers, Bank of America, N.A., as administrative agent, and the lenders party thereto, which provides for $600.0 million in commitments under an unsecured five-year revolving credit facility (the “Credit Facility”). Subject to the conditions stated in the Credit Agreement, lululemon may request increases in the aggregate commitments thereunder up to a total of $1.0 billion. The Credit Facility has a maturity date of October 15, 2030, subject to two one-year extensions at the request of lululemon under certain circumstances, in each case as more fully described in the Credit Agreement.

Borrowings under the Credit Facility may be prepaid and commitments may be reduced or terminated from time to time without premium or penalty, subject to customary breakage costs. The Credit Facility is guaranteed by lululemon and certain of its subsidiaries, subject to customary exceptions. Borrowings under the Credit Facility bear interest at rates based on alternative benchmarks, at lululemon’s option, in each case plus an applicable margin. The margin and any commitment fees are determined pursuant to a pricing grid based on lululemon’s credit ratings or financial ratios, as more fully described in the Credit Agreement.

The Credit Agreement contains customary financial, affirmative and negative covenants applicable to lululemon and its subsidiaries, including limitations on indebtedness, liens, fundamental changes, dispositions of assets, changes in the nature of business, and restrictions on subsidiary dividends and distributions, as well as financial covenants based on leverage and fixed charge coverage ratios. The Credit Agreement also includes customary representations and warranties and events of default (including, among others, upon the occurrence of a change of control), with related remedies available to the lenders, all as more fully described in the Credit Agreement.

The foregoing descriptions of the Credit Agreement and the Credit Facility do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this current report and is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit No.	Description

10.1
Second Amended and Restated Credit Agreement, dated October 15, 2025, among lululemon athletica inc. and certain of its subsidiaries, as borrowers; Bank of America, N.A., as administrative agent; and each other lender party thereto.

104	Cover Page Interactive Data File (formatted in iXBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.

Dated: October 21, 2025	/s/ MEGHAN FRANK
Meghan Frank
Chief Financial Officer